Exhibit 10.6

Form: Release:	07L 4·7	LEASE New South Wales Real Property Act 1900	Leave this space clear. Affix additional pages to the top left-hand corner.

PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

STAMP DUTY	Insert Duties Assessment No. as issued by Revenue NSW Office.
Duties Assessment No.

(A)	TORRENS TITLE	Property leased

Part of folio identifier 43/SP63313 being Suite 301, 55 Lime Street Sydney NSW

(B)	LODGED BY	Document Collection Box	Name, Address or DX, Telephone, and Customer Account Number if any.	CODE L

Email:
Reference:

(C)	LESSOR	Amirbeaggi Investments Pty Limited ACN 120 135 944 and Bankruptcy Solutions Pty Limited ACN 100 184 816

The lessor leases to the lessee the property referred to above.

(D)	Encumbrances (if applicable):

(E)	LESSEE	CardieX Limited ACN 113 252 234

(F)		TENANCY:

(G)	1.	TERM	3 (Three) years

2.	COMMENCING DATE	1 September 2021

3.	TERMINATING DATE	31 August 3024

4.	With an OPTION TO RENEW for a period of	3 (Three) years

set out in clause	5 . 1	of	Annexure A

5.	With an OPTION TO PURCHASE set out in clause	N. A.	of	N. A.

6.	Together with and reserving the RIGHTS set out in clause	N. A.	of	N. A.

7.	Incorporates the provisions or additional material set out in ANNEXURE(S)	A	hereto.

8.	Incorporates the provisions set out in	N.A.

No	N.A.

9.	The RENT is set out in	item	No.	1	of	Reference Schedule

ALL HANDWRITING MUST BE IN BLOCK CAPITALS.	Page 1 of 49	2005

DATE

(H)	Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the company named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Company:	see execution page

Authority:	section 127 of the Corporations Act 2001

Signature of authorised person:	Signature of authorised person:

Name of authorised person: Office held:	Name of authorised person: Office held:

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the company named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Company:	CardieX Limited ACN 113 252 234
Authority:	section 127 of the Corporations Act 2001

Signature of authorised person:	/s/ Jarrod White	Signature of authorised person:	/s/ Niall CE Cairns
Name of authorised person: Office held:	Jarrod White	Name of authorised person: Office held:	Niall CE Cairns
	Director		Director

(I)	STATUTORY DECLARATION*

I
solemnly and sincerely declare that-

1.	The time for the exercise of option to	in expired lease No.	has ended; and

2.	The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900.

Made and subscribed at	in the State of New South Wales on

in the presence of	of

Justice of the Peace (J.P. Number:	) Practising Solicitor

Other qualified witness [specify]

# who certifies the following matters concerning the making of this statutory declaration by the person who made it:

1.	I saw the face of the person OR I did not see the face of the person because the person was wearing a face covering, but I am satisfied that the person had a special justification for not removing the covering; and

2.	I have known the person for at least 12 months OR I have confirmed the person’s identity using an identification

document and the document I relied on was a	[Omit ID No.}	]

Signature of witness:	Signature of applicant:

* As the services of a qualified witness cannot be provided at lodgment, the declaration should be signed and witnessed prior to lodgment. # If made outside NSW, cross out the witness certification. If made in NSW, cross out the text which does not apply.

** s117 RP Act requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.

ALL HANDWRITING MUST BE IN BLOCK CAPITALS.	Page 2 of 49	2005

This is the Annexure "A" referred to in Lease between Amirbeaggi Investments Pty Limited and Bankruptcy Solutions Pty Limited (Lessor) and CARDIEX Pty Limited (Lessee) and dated             2021

/s/ Shabnam Amirbeaggi	/s/ Jarrod White	/s/ Niall CE Cairns

8	Use of Premises and Building		24
	8.1	Permitted use	24
	8.2	Lessor does not warrant use	24
	8.3	Lessee’s further obligations	24
	8.4	Prohibited actions and uses	25
	8.5	Signs	25
	8.6	Keys	26
	8.7	Access to Building	26
	8.8	Closure of Building	27
	8.9	After hours services and access	27

9	Insurance and indemnity		27
	9.1	Insurance	27
	9.2	Lessee not to void insurance	28
	9.3	Lessee to comply with insurance Requirements	28
	9.4	Lessee to occupy at own risk	28
	9.5	Lessee indemnifies Lessor	28

10	Damage or destruction		29
	10.1	Abatement of rent	29
	10.2	Dispute resolution	30
	10.3	Resumption or destruction	30

11	Covenants by Lessor		30
	11.1	Provision of services	30
	11.2	Quiet enjoyment	31
	11.3	Use of Common Parts	31

12	Rights reserved by Lessor		31
	12.1	Services	31
	12.2	Rights of entry	31
	12.3	Lessor’s Agents	32
	12.4	Fire drills and emergencies	32

13	Default		32
	13.1	Right to remedy default	32
	13.2	Rights of re-entry on default	32
	13.3	Reduction of Term to monthly tenancy	33
	13.4	Essential terms	33
	13.5	Power of attorney	35
	13.6	Incentive refund	35

14	Guarantee		36

15	Bank Guarantee		38
	15.1	Delivery of Bank Guarantee	38
	15.2	Bank Guarantee Requirements	38
	15.3	Replacement Bank Guarantee	39
	15.4	Lessor’s recourse	39
	15.5	Lessee’s acknowledgments	39
	15.6	Deficiencies in Bank Guarantee	39
	15.7	Bank Guarantee deemed Security Deposit	40
	15.8	Sale of Land or Building	40

16	Security Deposit		40
	16.1	Delivery of Security Deposit	40
	16.2	Holding of Security Deposit	40
	16.3	Replacement of Security Deposit	40
	16.4	Lessor's recourse	40
	16.5	Lessee's acknowledgments	40
	16.6	Deficiencies in Security Deposit	41
	16.7	Bank cheque	41

17	Miscellaneous		41
	17.1	Costs	41
	17.2	“For Sale” and “To Let” notices	41
	17.3	Service of notices	41
	17.4	Party other than Lessor entitled to rents	43
	17.5	Lessee not to reduce its obligations	43
	17.6	Lessee assumes risk	43
	17.7	Lessor’s statement prima facie evidence	43
	17.8	Whole of agreement	43

18	GST		43
	18.1	Definitions	43
	18.2	Consideration GST exclusive	43
	18.3	Payment of GST	44
	18.4	Tax invoice	44
	18.5	Adjustment event	44
	18.6	Reimbursements	44

19	Premises as a Strata Lot		44
	19.1	Lease Subject to Strata Act	44
	19.2	Strata Notices	45
	19.3	Consent of owners’ corporation	45
	19.4	Repairs to the Premises	45
	19.5	Lessor’s Obligations	46
	19.6	Insurance	46

20	Rent Incentive		46
	20.1	Definitions	46
	20.2	Rent Concession	46
	20.3	Rent Free Period	46
	20.4	Suspension of Rent Concession	47
	20.5	Clause not to be included in renewal	47

21	Lessee’s Works		47
	21.1	Lessee’s Fitout Works	47
	21.2	Lessor’s Approval	47
	21.3	Clause 7 to apply in all other circumstances	47
	21.4	Clause not to apply to any further lease	47

22	Lessor’s Obligations		47
	22.1	Servicing the Air Conditioning Unit	47
	22.2	Clause not to be included in renewal	47

23	COVID – 19 ACKNOWLEDGEMENT		48
	23.1	Lessee’s acknowledgement	48

Reference Schedule

PREMISES:	Suite 301, 55 Lime Street Sydney NSW

ITEM 1:	RENT (Clause 2.1)

$153,000.00 per annum

ITEM 2:	REVIEW DATES (Clause 2.3)

Each anniversary of the	Fixed Increase Date – 3%
commencement date

ITEM 3:	FURTHER TERM (Clause 5.1)

Term:	3 years
Commencing Date:	1 September 2024
Terminating Date:	31 August 2027
Rent Review Date:	Anniversary of commencement date
Rent Review Method:	Fixed Increase Date – 3%
Rent Review method
at commencement of the Option:	Greater of market review or 5% increase

ITEM 5	INTENTIONALLY OMITTED

ITEM 6:	PERMITTED USE OF PREMISES (Clause 8.1)

Commercial office

ITEM 7:	RESTRICTED OR PROHIBITED ACCESS TO BUILDING (Clauses 8.7, 8.8 and Clause 8.9)

(a)	Restricted 24 hour access (Clause 8.8)

(b)	Before 7am and after 6pm Monday to Friday excluding public holidays, Saturdays and Sundays).

ITEM 8:	AMOUNT OF PUBLIC RISK INSURANCE (Clause 9.1.1)

$20,000,000.00

ITEM 9:	GUARANTOR (Clause 14)

Nil - Not applicable

ITEM 10:	BANK GUARANTEE (Clause 15)

If a security deposit is not provided a Bank Guarantee in the amount of $42,075.00

ITEM 11:	SECURITY DEPOSIT (Clause 16)

If a bank guarantee is not provided a security deposit in the amount of $42,075.00

ITEM 12:	LESSEE’S ADDRESS FOR SERVICE OF NOTICES (clause 17.3)

Address: Suite 301, 55 Lime Street Sydney NSW 2000

Email address: nccairns@cardiex.com;

Attention: Niall Cairns, Executive Chairman

ITEM 13:	LESSORS’S ADDRESS FOR SERVICE OF NOTICES (clause 17.3)

Address: c/- Vertical Property Group

Suite 516, 15 Lime Street Sydney NSW 2000

Email address: greg@verticalgroup.com.au

Attention: Greg Collins

Definitions and interpretation

1.1	Definitions

In this Lease unless a contrary intention appears:

Air Conditioning Unit means the air conditioning unit servicing the Premises.

API means the Australian Property Institute Inc (New South Wales Division).

Authorised Officer means a director, secretary or an officer of the Lessor or Lessee (as the case may be) whose title contains the word “manager” or a person performing the functions of any of them or any other person appointed by the Lessor or Lessee (as the case may be) to act as an Authorised Officer for the purpose of this Lease.

Authority includes any government or semi government, statutory, public or other authority or body having jurisdiction over the Land or Building or any matter or thing in relation to the Land or Building.

Bank means a financial institution that is a bank within the meaning of the Banking Act 1959 (Cth).

Bank Guarantee means a bank guarantee or banker’s undertaking, drawn on an Australian Bank (and approved by the Lessor).

Building means the building(s) and other improvements erected on the Land together with any extensions or alterations from time to time and together with the fittings, fixtures, conveniences, amenities and appurtenances of such building(s) and other improvements from time to time and including any Connections and any entrances, corridors, vestibules, stairways, elevators, curtilage, basement levels, driveways, parking areas and any plant, machinery, lavatories and Common Parts and conveniences on the Land.

By-Laws means the by-laws of the Strata Plan.

Carpet means any carpet in the Premises owned by the Lessor.

Cleaning Charge means the cost of the Cleaning Service referred to in clause 4.

Commencing Date means the date of commencement of this Lease set out on the cover page of this Lease.

Common Parts means those parts of the Land and Building which are the common property in the Strata Plan provided by the owners’ corporation from time to time for common use by the occupants of the Building including the entrances, lobbies, corridors, lavatories, tea rooms, stairways, elevators and other common amenities and conveniences from time to time.

Connections means any underground and overhead passages or ways (including associated shops, suites, fixtures, fittings, facilities and other improvements forming part of them) which may from time to time join the Land or any improvements on the Land to any other lands or property.

Dispute Notice means a notice given by the Lessee to the Lessor under clause 2.5.

Fixed Increase Date means each of the Fixed Increase Dates specified in Item 2 as a “Fixed Increase Date”.

Guarantor means the person(s) named in Item 9 of the Reference Schedule

Incentive means any inducement, incentive or concession of whatever nature and however called or structured (including any premium or capital payment, any period of abatement or reduction of rent or other money, any fitout above the standard fitout of premises paid for by a lessor or otherwise) in connection with a tenancy.

Interest Rates means 2% above the rate quoted on the day a payment under this Lease is due by the Lessor’s principal banker (as nominated by the Lessor) on unsecured draft accommodation in excess of $100,000.00.

Item means an item in the Reference Schedule.

Land means the land in the certificate of title for the common property of the Strata Plan.

Laws means the requirements of all statutes, rules, regulations, proclamations, ordinances or by-laws, present or future.

Lessee means the lessee named on the cover of this Lease, its successors and permitted assigns or being a person that person’s executors, administrators and permitted assigns and where not repugnant to the context the employees, agents and independent contractors of the Lessee.

Lessee’s Fixtures and Fittings means all of the partitions, equipment, machinery, chattels, fixtures, fittings and other items and effects belonging to the Lessee or installed or placed in the Premises by or on behalf of the Lessee.

Lessor means the lessor named on the cover of this Lease, its successors and assigns or being a person that person’s executors, administrators and assigns and where not repugnant to the context, the employees and agents of the Lessor.

Lessor’s Incentive means any Incentive provided by the Lessor to the Lessee in connection with this Lease.

Market Review Date means each of the dates specified in Item 2 as a “Market Review Date”.

Market Review Notice means a notice from the Lessor to the Lessee under clause 2.4.

this Lease means this document and any lease which incorporates the terms of this document and all schedules and appendices to this document and the lease.

Persons under the Lessee’s Control means the Lessee’s employees, agents and contractors and any sublessee, licensee and other occupier claiming by through or under the Lessee and any other person in or about the Premises at any time at the request or invitation of or under the control or direction of the Lessee or the employees, agents or contractors of the Lessee and where the context admits, any of them.

Premises means the premises leased by the Lessee under this Lease as described on the cover of this Lease and in the Reference Schedule and includes any floor coverings, curtains, blinds, ceilings, light fittings, the Air Conditioning Unit, the Services and other plant, equipment, fittings and fixtures contained in the Premises and provided by the Lessor from time to time to service the Premises.

Reference Schedule means the reference schedule which is attached to this Lease.

Rent means the annual rent payable pursuant to clause 2.

Requirements means any requirements, notices, orders or directions received from or given by any Authority or the owners corporation of the Strata Plan.

Review Dates means each of the dates set out at Item 2.

Security Deposit means the amount of money specified in Item 11 and paid under clause 15.7 or clause 16.

Services means the services provided by Authorities, the Lessor or others to the Premises, the Building or the Land, including electricity, gas, power, air conditioning, heating, ventilation, lighting, lifts, escalators, security, fire safety and control and communications together with all plant and equipment relating to those services (but specifically excluding any strata charges and council rates, which are included in the gross rent).

Strata Act means the Strata Schemes Management Act 1996.

Strata Documents means the By-Laws and any other management statement relating to the Strata Plan or other registered instrument applicable to the Land or any rule or direction made by or on behalf of the owners’ corporation of the Strata Plan;

Strata Plan means strata plan 63313.

Term means the initial term of this Lease and any extension or renewal of that term.

Terminating Date means the date of termination of the term of this Lease set out on the cover of this Lease.

Valuer means a person who as at the date of the nomination:

(a)	has practised as a valuer for not less than five years in the Sydney Metropolitan Area and is active as a valuer in that area;

(b)	is a member of the API;

(c)	is registered to practice as a valuer of premises of a like nature to the Premises; and

(d)	has at least five years’ experience in valuing for rental purposes premises of a like nature to the Premises.

1.2	Interpretation

In this Lease unless the contrary intention appears:

(a)	Any provision to be observed or performed by two or more persons binds those persons jointly and severally.

(b)	The index any headings and marginal notations have been inserted for convenience only and in no way limit or govern the construction of the provisions of this Lease.

(c)	Any reference to any statute includes all regulations and other instruments under it and all consolidations, amendments, re-enactments and replacements of it.

(d)	Any reference to a “month” or “monthly” means respectively calendar month and calendar monthly.

(e)	Any reference to a body or authority that has ceased to exist, is to be read as a reference to the body or authority which then serves substantially the same objects as that body or authority and any reference to the President of a body or authority is, in the absence of a President, to be read as a reference to the senior officer for the time being of the body or authority.

(f)	A reference to any thing (including any amount) is a reference to the whole and each part of it.

(g)	If this Lease prohibits the Lessee from doing a thing, then:

(i)	the Lessee must do everything necessary to ensure that Persons Under the Lessee’s Control do not do that thing; and

(ii)	the Lessee must not allow or cause any person to do that thing.

(h)	Where the Lessor’s consent or approval is required pursuant to any provision of this Lease:

(i)	the Lessee must obtain such consent or approval from the Lessor in writing; and

(ii)	(unless this Lease states otherwise) the Lessor may not unreasonably withhold or delay its consent or approval.

(i)	Words importing the singular number are to be read as including the plural and vice versa and a reference to any particular gender is to be read as including the other gender and words importing persons are to be read as including corporations.

(j)	A reference to “includes” or “including” means includes, without limitation or including, without limitation, respectively.

(k)	A reference to “provisions” includes covenants, terms and conditions.

(l)	A reference to a right includes an interest, power, remedy, privilege and a cause of action.

(m)	All costs of any nature incurred by the Lessee in complying with the provisions of this Lease must be borne solely by the Lessee.

(n)	Terms defined in the Strata Act (but not otherwise in this Lease) have the meaning given in the Strata Act.

1.3	Exclusion of statutory provisions and severance

(a)	The covenants powers and provisions implied in leases by virtue of Sections 84, 85 and 86 of the Conveyancing Act 1919 do not apply to this Lease and are expressly negatived.

(b)	To the extent permitted by law the application to this Lease of any moratorium or other Act, ordinance or the like whether state or federal having the effect of extending the Term, reducing or postponing the payment of rent or otherwise affecting the operation of this Lease is expressly excluded and negatived.

(c)	Any provision of this Lease which is or becomes in breach of the Competition and Consumer Act 2010 (Cth) or any other Act whether state or federal and in consequence of such breach is void, voidable, unenforceable or invalid is in any such case severable from this Lease and this Lease is to be read as though such provision did not form part of this Lease at any time.

1.4	Contra proferentum

No rule of construction applies to the disadvantage of a party to this Lease because that party was responsible for the preparation of this Lease.

2	Rent and Rent Reviews

2.1	Rent

(a)	The Lessee must during the Term pay to the Lessor in accordance with clause 2.2 without any deduction and right of set off and without demand the Rent. The Rent is initially the sum stated in Item 1 but may be altered from time to time pursuant to the following provisions of clause 2.

(b)	On each of the dates specified in Item 2, the Rent is to be varied or reviewed as the case may require in the manner specified in the corresponding column of Item 2 to that date. If the words “Fixed Increase Date” appear beside a date in Item 2, then the provisions of clause 2.3 apply. If the words “Market Review Date” appear beside a date in Item 2, then the provisions of clause 2.4 – 2.11 apply.

2.2	Manner of payment of Rent

(a)	The Rent must be paid by the Lessee as follows:

(i)	(if the Term does not commence on the first day of the month) by a payment on the Commencing Date of an amount equal to the product of the number of days from and including the Commencing Date up to and including the last day of the month and one twelfth of the applicable annual Rent divided by the number of days in the month;

(ii)	by monthly instalments in advance on the first day of each and every month falling entirely within the Term equal to one-twelfth of the applicable annual Rent; and

(iii)	(if the Term does not terminate on the last day of the month) by an instalment equal to the product of the number of days from and including the first day of the month up to and including the Terminating Date and one twelfth of the applicable annual Rent divided by the number of days in the month.

(b)	All payments of Rent or other money required to be paid by the Lessee under this Lease are to be paid to the Lessor or as the Lessor may in writing otherwise direct.

2.3	Fixed increases

On the relevant Fixed Increase Date, the Rent increases to the amount represented by “D” in the formula:

A x 103% = D

Where: “A” represents the Rent payable for the year ending on the date before the relevant Review Date (disregarding any Rent abatement or incentive).

2.4	Market Review Notice

The Lessor may notify the Lessee of the Lessor’s assessment of the current market rent for the Premises as at that Market Review Date, at any time between the date 6 months before the Market Review Date and the next Review Date.

2.5	Dispute Notice

Unless the Lessee gives the Lessor a Dispute Notice within 21 days of the date of the Market Review Notice, the Rent payable on and from the Market Review Date is the rent nominated in the Market Review Notice.

2.6	Appointment of Valuer

If the Lessee gives the Lessor a Dispute Notice within the time specified in clause 2.5 and the parties cannot agree on the current market rent within 14 days after that notice is given (or longer if mutually agreed), then the following procedure applies:

(a)	within one month of the service of the Dispute Notice, the Lessee and the Lessor must each make a nomination to the other of a proposed Valuer;

(b)	subject to clause 2.6(c) and 2.6(d), the nominated Valuers must jointly make a determination of the current market rent as at the relevant Market Review Date by reference to the criteria stated in clause 2.10;

(c)	if the Lessor or the Lessee fails to nominate a Valuer within the time stated in clause 2.6(a), the determination of the current market rent is to be made solely by the Valuer nominated by the other party; and

(d)	if the nominated Valuers fail to make a determination within the time frame set out in clause 2.7(d), the Lessor or the Lessee may request the President of the API to nominate a Valuer to make the determination.

2.7	Valuers’ determination

Each Valuer’s determination is to be made on the following bases:

(a)	the Valuer acts as an expert and not as an arbitrator;

(b)	the Valuer’s determination is final and binding on the parties;

(c)	the determination must be in writing and contain reasons; and

(d)	the determination must be made within one month of the Valuer’s appointment.

2.8	Costs of determination

The Lessor and the Lessee must each pay their own Valuer’s costs and must share equally the costs of any Valuer appointed under clause 2.6(d) unless the determination has been made by a sole Valuer under clause 2.6(c) in which case the Lessor and Tenant must share equally the costs of the sole Valuer.

2.9	Rent pending determination

If at the relevant Market Review Date the current market rent is not determined, the following will apply until a determination is made under clause 2.7:

(a)	the Lessee must pay the monthly instalments of Rent payable immediately before the relevant Market Review Date and 80% of the increase sought by the Lessor; and

(b)	on the determination of the current market rent, the Lessor must make any necessary allowance for the amount(s) paid by the Lessee under clause 2.9(a). The Lessee must immediately pay any additional amount of rent due on and from the relevant Review Date to the next Payment Date.

2.10	Valuation Criteria

Each party must instruct its Valuer to:

(a)	assume that the Lessor and the Lessee have both acted knowledgeably, prudently, without compulsion and at arms length;

(b)	have regard to the provisions of this Lease (other than the Rent) and assume that the Tenant has complied with all those terms;

(c)	assume the Premises are available for lease for the whole of the Term but commencing on the relevant Review Date instead of the Commencing Date;

(d)	where the Premises comprise more than one floor of the Building, determine the current market rent on a floor-by-floor basis without discount for a greater area;

(e)	disregard the goodwill of the Lessee’s business, the value of the Lessee’s Property and any improvement to the Premises or the Building paid for by the Lessee other than improvements the Lessee is obliged to pay for under this Lease;

(f)	disregard any subtenancy in the Premises and rent under any subtenancy in the Premises, the Building or any comparable buildings; and

(g)	make no reduction for any incentive given to the Lessee or given to a tenant of comparable premises.

2.11	Rent not to decrease

Despite clause 2.1, the Rent payable after the relevant Review Date must be equal to or more than the Rent payable immediately before that Review Date (disregarding any Rent abatement).

2.12	Interest on outstanding rent

If any Rent or other money payable by the Lessee under this Lease remains unpaid after its due date then the Lessee must pay to the Lessor interest on that money at the Interest Rate calculated from the due date to the date of payment and the Lessor is entitled to recover that money or that interest or both as if the same were Rent in arrears.

3	Operating Expenses and Utilities

The Lessee must pay either as directed by the Lessor or directly to the relevant Authority or contractor:

(a)	all charges for Services connected to the Premises (if separately metered to the proper authorities);

(b)	all charges for Services connected to the Premises (if not separately metered) to the Lessor, as reasonably notified by the Lessor (taking into account the proportionate use of the Service relative to other users);

(c)	the Cleaning Charge (as notified to the Lessee under clause 4);

(d)	not used;

(e)	not used; and

(f)	the costs of operating, and the expenses of maintaining and repairing, the Air Conditioning Unit and Services in or exclusively servicing the Premises including the cost of the service and maintenance contract to be entered into by the Lessee in accordance with clause 7.8 (or by the Lessor if the Lessor elects to enter that contract in accordance with clause 7.8).

4	Cleaning

4.1	Lessor to provide cleaning service

(a)	The Lessor must provide a cleaning (including window cleaning) and waste removal service for the Premises (Cleaning Service) but the Lessor is not responsible to the Lessee for any loss or damage to the property or effects of the Lessee caused by the person engaged by the Lessor to perform the Cleaning Service or any of the employees, agents or workmen of that person. The cleaning may be carried out both during and outside ordinary business hours (provided that, where cleaning is carried out during business hours, prior notice is given to the Lessee and the Lessee is able to continue to use the Premises without unreasonable disruption).

(b)	The Lessee must use exclusively the Cleaning Service provided by the Lessor and must permit reasonable access for the person engaged by the Lessor and that person’s employees, agents and workmen to perform the service.

(c)	The Lessee must not allow any accumulation of useless property or rubbish in the Premises.

(d)	The Lessee must pay to the Lessor in addition to the Rent the cost incurred by the Lessor in providing the Cleaning Service (in accordance with clause 3).

(e)	At the commencement of the Lease the Lessor must notify to the Lessee the amount of the Cleaning Charge, and at any time during the Term the Lessor may serve on the Lessee a notice (Cleaning Notice) giving details of any amended Cleaning Charge (itemised) for any period during the Term.

5	Option for renewal and holding over

5.1	Option

The Lessor must grant the Lessee a New Lease for the term set out in Item 3 if the Lessee:

(a)	desires to have a further lease of the Premises for the further term stated in Item 3 from the expiration of the term of this Lease;

(b)	gives to the Lessor notice of its desire not less than six months and not more than nine months before the Terminating Date;

(c)	in the meantime duly and punctually pays the Rent and all other money payable pursuant to this Lease at the times and in the manner appointed for payment; and

(d)	is not at the date of the notice nor at the Terminating Date in breach of any provision of this Lease (not being a breach the Lessor has waived in writing).

5.2	New Lease

The New Lease is to be on the same terms as this Lease (as varied during the Term) except that:

(a)	the term, Commencing Date, terminating date and rent review dates and type are to be those first specified in Item 3;

(b)	if particulars of more than one New Lease are specified in Item 3, the particulars of the New Lease first specified are deleted from Item 3;

(c)	if the particulars of the New Lease are the only particulars specified in Item 3, clause 5.1 and 5.2 and Item 3 are deleted and any reference to an option to renew on the front page will be deleted;

(d)	the rent from the Commencing Date of the New Lease is to be the greater of:

(i)	the rent determined under clause 2.3 as if the Commencing Date of the New Lease is the relevant Fixed Review Date for the purpose of clause 2.3 except that the percentage increase is 5% instead of 3% (and the formula in clause 2.3 will read A x 105% = D); and

(ii)	the rent determined under clause 2.4 as if the Commencing Date of the New Lease is the relevant Market Review Date for the purpose of clause 2.4; and

(e)	clause 20 (Rent Concession) is deleted.

5.3	Monthly holding over

The Lessee may only continue to occupy the Premises from the Terminating Date (otherwise than pursuant to the grant of a further lease) if it has the prior consent of the Lessor, in which case:

(a)	the Lessee does so as a monthly tenant only at a rent payable monthly in advance equal to one-twelfth of the Rent last payable under this Lease (disregarding any Rent abatement) increased by an amount equal to 5% per annum, the first payment of which must be made on the day following the Terminating Date;

(b)	the tenancy so created is otherwise on the same terms and conditions (with the appropriate changes having been made) as those contained in this Lease so far as applicable; and

(c)	the tenancy so created is determinable by either party giving not less than one month’s notice in writing to the other expiring at any time.

6	Assignment and subletting

6.1	Restriction

The Lessee must not during the Term assign, transfer, demise, sublet, part with or share the possession of, grant any licence affecting, or mortgage, charge or otherwise deal with or dispose of (whether at law or in equity) the Premises or the Lessee’s interest in the Premises except to the extent permitted by clause 6.2.

6.2	Exception

The Lessee may only assign, transfer, sublet or grant a licence if:

(a)	the Lessee is not in breach of any provision of this Lease; and

(b)	the Lessee gives to the Lessor not less than one month’s notice in writing of the Lessee’s desire to deal with the Premises or the Lessee’s interest in the Premises in such manner, and discloses in that notice the full name, address and occupation or principal business of the assignee, transferee, sublessee or licensee and particulars of the proposed dealing; and

(c)	in the case of an assignment or transfer:

(i)	the Lessee proposes to assign or transfer to an assignee or transferee who first:

(A)	proves to the satisfaction of the Lessor that he, she or it is:

(1)	respectable, responsible and of sound financial standing;

(2)	capable of paying the Rent and fully complying with the Lessee’s obligations under this Lease; and

(3)	capable of adequately carrying on the business permitted under this Lease to be carried on by him her or it in the Premises;

(B)	enters into a covenant with the Lessor in the form required by the Lessor that he she or it will fully comply with all the Lessee’s obligations under this Lease; and

(C)	provides to the Lessor such assurance of and security for the performance of his her or its obligations under this Lease as the Lessor requires; and

(ii)	the Lessee enters into a deed in the form required by the Lessor under which the Lessee releases the Lessor from all claims which the Lessee then has or may in the future have against the Lessor in respect of or in any way arising from this Lease;

(d)	in the case of a sublease or licence:

(i)	the Lessee proposes to sublet or grant a licence to a sublessee or licensee who first:

(A)	proves to the satisfaction of the Lessor that he, she or it is:

(1)	respectable, responsible and of sound financial standing;

(2)	capable of paying the Rent or licence fee and otherwise fully complying with his, her or its obligations to the Lessee and the Lessor; and

(3)	capable of adequately carrying on the business permitted under this Lease and the licence or sub- lease (as the case may be) to be carried on by him, her or it in the Premises;

(B)	enters into a covenant with the Lessor in the form required by the Lessor to protect the Lessor’s interest, including a covenant that he, she or it will:

(1)	fully comply with all of the Lessee’s obligations under this Lease to the extent that they relate to the use or occupation of the Premises or the Building by the sub-lessee or licensee;

(2)	not do anything which would cause or constitute a breach of any provision of this Lease if done by the Lessee; and

(3)	if requested by the Lessor, following default by the Lessee in payment of Rent under this Lease (of which default the Lessor’s notice is conclusive evidence) pay to the Lessor until otherwise directed by the Lessor, the rent or licence fee payable under the sub-lease or licence (or such portion of the rent or licence fee as the Lessor may require) in satisfaction of his her or its obligations to the Lessee to the extent of the payment but without in any way creating a relationship of landlord and tenant between the Lessor and the sub-lessee or licensee;

(ii)	the Lessee proves to the satisfaction of the Lessor that the rent or licence fee payable by the sublessee or licensee is the best rent or licence fee reasonably obtainable for the Premises the subject of the sublease or licence or both the Lessee and the sublessee or licensee (as the case requires) provide written acknowledgment to the Lessor that the rent payable by the sublessee or licensee is less than a market rent; and

(iii)	if required by the Lessor, the Lessee joins into any covenant referred to in clause (d)(i)(B); and

(e)	all costs incurred by the Lessor (whether or not the proposed assignment, transfer, subletting or licence proceeds to completion) have been paid by the Lessee including an administrative fee and all the Lessor’s legal and other consultancy costs and disbursements of and incidental to the giving of the consent of the Lessor.

6.3	Change in shareholding

If the Lessee is a company (other than a company listed on the Australian Securities Exchange) then for the purposes of this clause any change in the share capital or voting rights of the Lessee or the Lessee’s immediate or ultimate holding company altering the effective control of the Lessee from that at the date of commencement of this Lease is deemed an assignment of this Lease.

7	Maintenance repair alterations and additions

7.1	Maintenance and repair

(a)	The Lessee must maintain and keep the Premises (including the Lessee’s Fixtures and Fittings) in good repair and condition and at the termination of the Term yield up the Premises in good repair and condition. This clause (a) does not impose on the Lessee any obligation in respect of any structural repairs except where the same are rendered necessary in whole or in part by the default of the Lessee or of Persons Under the Lessee’s Control or by the Lessee’s use or occupancy of the Premises.

(b)	The Lessee acknowledges that the Premises were in good repair and condition at the commencement of the Term.

(c)	The obligation of the Lessee stated in clause (a) does not include responsibility for fair wear and tear (having regard to the condition of the Premises at the date the Lessee first occupies the Premises or at the date of commencement of this Lease (whichever date is earlier)) or any damage caused by flood, fire, storm, tempest, riot or civil commotion or damage caused by aircraft, where the damage is not attributable to any act or omission on the part of the Lessee or Persons Under the Lessee’s Control.

7.2	Redecoration

(a)	The Lessee must redecorate the Premises throughout to the satisfaction of the Lessor so often as the Lessor may reasonably require (but not during the initial term of this Lease and no more than once during the further Term except where the Term is greater than 5 years in which case at 5 yearly intervals) and on or before the termination of the Term as part of the Lessee’s obligation to make good in accordance with clause 7.5. The term “redecorate” includes the thorough cleaning by washing down steam cleaning or other appropriate method of the whole of the interior of the Premises including all partitions or additions made to the Premises and the treatment as previously treated of all internal surfaces of the Premises by painting, staining, polishing or otherwise to a specification approved by the Lessor and also the replacing of all carpet or floor tiles which in the opinion of the Lessor’s building consultant, caretaker or managing agent for the time being are worn or damaged otherwise than by fair wear and tear and in need of replacement.

(b)	If the Lessee fails to redecorate the Premises by the dates stated the Lessor may undertake redecoration at the Lessee’s expense and the Lessee must repay amounts so expended by the Lessor on demand.

7.3	Maintenance and compliance with statutes

Without limiting any provision of this Lease, the Lessee must:

(a)	ensure that all waste is placed daily in suitable receptacles;

(b)	immediately make good any damage to the Building (including the Common Parts) or to the Premises caused by the Lessee or Persons Under the Lessee’s Control;

(c)	immediately replace all glass broken or cracked by the Lessee or Persons Under the Lessee’s Control;

(d)	replace all damaged or non-operative light globes and tubes within the Premises;

(e)	take any steps necessary to control any pest infestation occurring within the Premises and if required by the Lessor engage a pest exterminator approved by the Lessor;

(f)	repair or if appropriate replace broken or damaged heating, lighting, electrical or plumbing fittings installed in the Premises (unless these items were broken or damaged by the Lessor);

(g)	comply with all Laws and any Requirements of any Authority affecting the Lessee’s use or occupation of the Premises or the Lessee’s Fixtures and Fittings and keep the Lessor indemnified in respect of those matters; and

(h)	comply with all Laws and any Requirements of any Authority in respect of the Premises and keep the Lessor indemnified in respect of those matters provided that the Lessee is under no liability in respect of any structural alteration or structural repair required pursuant to this clause (h) unless the repair or alteration is necessitated by or arises out of the negligence or wilful act of the Lessee or Persons Under the Lessee’s Control or arises out of any breach by the Lessee of any of the terms of this Lease or arises out of the Lessee’s use or occupancy of the Premises.

7.4	Partitions, alterations and additions

(a)	The Lessee must not install or use in the Premises internal partitions other than of a standard as to type, quality and size as the Lessor approves.

(b)	The Lessee must not install or place in the Premises any heavy equipment, fixture, fitting, machinery or other item which will or in the opinion of the Lessor is likely to overload the structure of any part of the Building.

(c)	The Lessee must not make any alterations, additions or installations in or to the Premises (including the installation or alteration of any partitioning or floor coverings) without the Lessor’s consent and:

(i)	in seeking the Lessor’s consent the Lessee must submit reasonably detailed plans and specifications of the proposed work (Work);

(ii)	the Lessor (unless it notifies otherwise) is taken to require as a condition of its consent that:

(A)	the Work must be supervised by a person nominated by the Lessor;

(B)	the Work must be carried out by contractors or tradesmen approved by the Lessor;

(C)	the Lessee must pay on demand all costs incurred by the Lessor in considering the Work and the supervision of the Work including the fees of architects or other building consultants employed by the Lessor;

(D)	the Lessee must obtain from any competent Authority all approvals or permits necessary to enable the Work to be lawfully effected and must on request by or to the Lessor produce for inspection to the Lessor copies of all those approvals and permits;

(E)	on completion of the Work the Lessee must produce to the Lessor any certificates of compliance issued by or to any competent Authority; and

(F)	the Lessee must reimburse the Lessor any cost or expense as may be incurred by the Lessor as a result of any alteration, addition or installation including any modification or variation to the Building resulting from that alteration, addition or installation.

(d)	The Lessee by commencing the Works is bound to comply with the conditions of the Lessor’s approval.

7.5	Removal of fixtures and fittings

(a)	The Lessee must before the termination of the Term:

(i)	remove from the Premises all alterations and additions made to the Premises by or on behalf of the Lessee and all of the Lessee’s Fixtures and Fittings;

(ii)	remove from the Premises such of the partitions, equipment, machinery, chattels, fixtures and fittings and other items and effects belonging to the Lessor and provided for the exclusive use of the Lessee and any property of a similar nature installed by or belonging to a previous lessee as the Lessor may direct in writing;

(iii)	make good all damage and disfigurement caused to the Premises by the removal;

(iv)	reinstate to its former condition all that part of the Premises as may have been affected by any such installation, alteration or addition (save that the Lessee shall not be required to replace the glass walls that it has agreed with the Lessor as per clause 21 to remove); and

(v)	redecorate the Premises in accordance with clause 7.2.

If the Term is determined before the Terminating Date, the Lessee must effect the removal reinstatement and making good of damage immediately on or before the determination.

(b)	If the Lessee has not completed the removal, reinstatement and making good on the expiration of the time limited in clause (a), then without affecting any other right of the Lessor, the Lessor may:

(i)	remove and store the Lessee’s Fixtures and Fittings that the Lessee has failed to remove and may reinstate and make good the Premises, and the Lessee must pay to the Lessor on demand all costs and expenses incurred by the Lessor in so doing; or

(ii)	by notice in writing given to the Lessee notify the Lessee that unless the Lessee has effected the removal, reinstatement and making good within seven days of the date on which the notice is given, the Lessee’s Fixtures and Fittings that have not been removed by the Lessee are abandoned by the Lessee and forfeited to the Lessor and if the Lessee fails to comply with the notice the Lessee’s Fixtures and Fittings and other effects become the property of the Lessor at the expiration of the seven day period.

7.6	Lessee to give notice of accidents and defects

The Lessee must immediately give notice to the Lessor (or where appropriate to the building supervisor or managing agent of the Lessor) of:

(a)	any damage and of any accident to or defects in the Premises or in the Building or on the Land or in any of the services or other facilities provided by the Lessor in the Premises or the Building or on the Land; and

(b)	any circumstances likely to occasion any damage or injury occurring within the Premises or the Building or on the Land,

of which in either case the Lessee was aware.

7.7	Carpet

(a)	The Lessee must:

(i)	take all reasonable steps to protect the Carpet from damage and undue wear and tear; and

(ii)	if the Carpet is marked, soiled or damaged as a result of any:

(A)	use of the Carpet in a way inconsistent with the normal permitted use and occupation of the Premises; or

(B)	neglect, default or misconduct of the Lessee or any Persons under the Lessee’s Control at the Lessor’s election either:

(C)	pay all the costs of cleaning, repairing or replacing the Carpet; or

(D)	clean, repair or replace the Carpet in accordance with the direction of the Lessor.

(b)	Without limiting or being limited by clause (a), the Lessee is liable for any:

(i)	damage caused to the Carpet by ink or other fluids kept on the Premises by the Lessee; and

(ii)	excessive wear on the Carpet caused by any of the Lessee’s Fixtures and Fittings,

and clause 7.7(a)(ii) applies.

7.8	Maintenance and Repair of Air Conditioning

(a)	The Lessee is responsible for the regular service, maintenance and repair of the Air Conditioning Unit in accordance with this clause 7.8

(b)	Subject to clause 7.8(c), the Lessee must:

(i)	enter into and maintain a comprehensive service and maintenance contract approved by the Lessor with a specialist contractor for the regular service, maintenance and repair of the Air Conditioning Unit (Air Conditioning Service Contract) on the basis that the minimum frequency of service and inspection is four (4) monthly intervals; and

(ii)	provide to the Lessor written evidence of its compliance with this clause 7.8 on the Commencement Date and each successive anniversary of the Commencement Date;

(c)	The Lessor may elect to enter into Air Conditioning Unit Service Contract in which case:

(i)	the Lessee is responsible for the cost of that service and maintenance contract in accordance with clause 3; and

(ii)	the Lessee must permit the contractor appointed under the Air Conditioning Unit Service Contract access to the Premises for the purpose of carrying out the obligations under that contract.

(d)	The Lessor is responsible for capital repairs to or replacement of the Air Conditioning Unit except where the Lessee is in breach of this clause 7.8 or where the need for capital repairs or replacement is caused or contributed to by the act, omission or negligence of the Lessee or Persons under the Lessee’s Control.

8	Use of Premises and Building

8.1	Permitted use

The Lessee must not use the Premises otherwise than for the purpose stated in Item 6.

8.2	Lessor does not warrant use

The Lessor does not in any way warrant that the Premises are or will remain suitable or adequate for any of the purposes of the Lessee and to the full extent permitted by law all warranties as to suitability and as to adequacy implied by law are expressly negatived.

8.3	Lessee’s further obligations

The Lessee must:

(a)	advise the Lessor (or where applicable the building supervisor or the managing agent of the Lessor) of the private address and telephone number of the Lessee or if the Lessee is a corporation of the manager secretary or other responsible person employed by the Lessee and must keep the Lessor (or where applicable the building supervisor or the managing agent of the Lessor) informed of any change of that responsible person or that address or telephone number;

(b)	secure the Premises against unauthorised entry at all times when the Premises are left unoccupied and the Lessor reserves the right by its employees and agents to enter upon the Premises and fasten same if the Premises are left unsecured; and

(c)	take such steps as are necessary to prevent infiltration of non air conditioned air into the Premises and not do anything whereby the working or efficiency of the Air Conditioning Unit servicing the Building or the Premises may be affected.

8.4	Prohibited actions and uses

The Lessee must not:

(a)	use for other than their designed purpose any of the fixtures or fittings in the Premises or the Building;

(b)	install any electrical equipment in the Premises that overloads the electrical services to the Premises;

(c)	store or use inflammable or dangerous substances on the Premises except as may be permitted by law and necessary for the ordinary conduct of the permitted use of the Premises stated in Item 6;

(d)	do anything in or on the Premises or the Building which in the opinion of the Lessor may be or become a nuisance, disturbance, obstruction or cause of damage whether to the Lessor or to other tenants or users of the Building nor use the Premises in any noisy, noxious or offensive manner;

(e)	obstruct or interfere with any of the entrances or Common Parts of the Building; or

(f)	permit its employees, agents or invitees to smoke cigarettes or other tobacco products in any part of the Premises or the Building and the Lessee must erect such signs as are reasonably required by the Lessor in this regard and maintain such signs during the term of this Lease.

8.5	Signs

(a)	The Lessee must not paint, place, install or affix any sign, advertisement, name or notice (Sign) on or in or to any part of the Premises or the Building if that Sign is or would be of an incongruous or unsightly nature having regard to the type character and use of the Building. Before the painting, affixation, installation or placement of any Sign the Lessee must:

(i)	obtain the Lessor’s consent (which may be granted or withheld at the Lessor’s absolute discretion in regard to signs which are not within the Premises); and

(ii)	obtain the proper consent of any relevant competent Authority.

(b)	If the Lessor at the request of the Lessee provides the Lessee with identification on any sign board or directory installed by the Lessor in or near any of the entrances to the Building, the Lessee must pay to the Lessor on demand the cost of providing the identification.

(c)	At the expiration or earlier termination of the Term, the Lessee must remove all Signs and other distinctive marks from the Premises and the Building and make good any damage caused as a result of the removal. If the Lessee fails to do so, or (in the case of Signs and distinctive marks which are not within the Premises) if the Lessor so elects, then the Lessor may carry out or complete the removal and making good and the Lessee must pay the costs and expenses of the Lessor on demand.

8.6	Keys

(a)	In this clause, “keys” includes access cards or other methods of access to the Building.

(b)	The Lessee acknowledges that all keys held by the Lessee during its occupancy whether the same have been provided by the Lessor or made or procured by the Lessee for its own use must be surrendered to the Lessor on the expiration or earlier termination of the Term and the Lessee must not make any duplicate or facsimile of any keys.

(c)	The Lessee must only provide keys to employees of the Lessee and must keep a list of the recipients of keys and their status from time to time and must immediately on request from the Lessor provide the Lessor with an up-to-date copy of the list.

(d)	If any key is lost, stolen, destroyed or mutilated the Lessee must pay all costs and expenses (including the cost of replacement of the keys) arising from or in connection with the loss, destruction, mutilation or replacement of the keys immediately on demand by the Lessor.

8.7	Access to Building

If the words “Restricted 24 hour access” appear in Item 7(a) the following provisions apply:

(a)	Subject to clause 8.7(b) and 8.7(c), the Lessee and Persons Under the Lessee’s Control are entitled to access to the Premises at all times permitted by law.

(b)	The Lessee must not allow any Person Under the Lessee’s Control (other than the Lessee’s employees or agents) to enter the Building or occupy or use the Premises at any time during the hours stated in Item 7(b) (all such times and any part of them being referred to as Outside Hours) unless they are under the direct and immediate control and supervision of the Lessee or of an employee or agent of the Lessee.

(c)	When using the Premises during the Outside Hours the Lessee and Persons Under the Lessee’s Control must:

(i)	at all times comply with all reasonable directions or precautions which may be made or taken from time to time by the Lessor or building supervisor or managing agent of the Lessor and communicated to the Lessee or the employees or agents of the Lessee in relation to the security of the Building;

(ii)	ensure that the exterior doors of the Building are locked immediately after use; and

(iii)	immediately notify the Lessor or building supervisor or managing agent of the Lessor if the doors or their locks or any security device is found to be malfunctioning.

8.8	Closure of Building

The Lessor reserves the right to close the Building or any part of the Building during the hours stated in Item 7(b) or at any time in the event of emergency or if the Lessor otherwise reasonably deems such action necessary for the safety of any person or property within or on the Building.

8.9	After hours services and access

If the Lessor at the request of the Lessee provides:

(a)	access to any part of the Building or Premises during the hours specified in Item 7(b); or

(b)	any services to the Building or Premises during the hours specified in Item 7(b),

then all costs and expenses of so doing including labour, energy and Air Conditioning must be borne by the Lessee and be paid to the Lessor immediately upon demand. If the Lessor has agreed to provide such access or services and the Lessor for any reason whatever is unable to provide such access or services the Lessee has no right of action or claim for compensation or damages or claim for abatement of Rent against the Lessor on that account.

9	Insurance and indemnity

9.1	Insurance

(a)	The Lessee must keep current at all times during the Term:

(i)	a policy of public risk insurance applicable to the Premises and the business carried on in and from the Premises for an amount not less than the amount stated in Item 8 (being the amount which may be paid out arising out of any one single accident or event) or such higher amount as the Lessor may from time to time reasonably require; and

(ii)	an insurance policy for the full insurable value on a replacement basis against all insurable risks of all glass (including plate glass but excluding any glass located in exterior windows in floors above the ground or street level of the Building) in or enclosing the Premises; and

(iii)	other insurances in connection with the Premises which, in the reasonable opinion of the Landlord, a prudent tenant leasing comparable premises would take out,

in connection with the Premises and the Lessee’s Property

(b)	The insurance policies must be effected with an insurance company approved by the Lessor and the Lessee must if so requested by the Lessor provide the Lessor with copies of the polices and from time to time with a certificate of currency for the policies.

(c)	The insurance policies must be in the name of the Lessee and note the interest of the Lessor and any other person the Lessor requires as an insured under the policy.

9.2	Lessee not to void insurance

The Lessee must not do anything on the Premises that renders void or voidable any insurance effected by the Lessor or by the Lessee or (except with the Lessor’s consent) that increases the premium payable in connection with that insurance. The Lessee must as and when required by the Lessor pay all extra premiums payable by the Lessor on account of extra risk caused by the use to which the Premises are put by the Lessee.

9.3	Lessee to comply with insurance Requirements

The Lessee must at all times and in all respects comply with the requirements of the Lessor’s insurer and with all Laws and Requirements insofar as they relate to the Lessee’s Fixtures or Fittings or the Lessee’s use or occupation of the Premises.

9.4	Lessee to occupy at own risk

The Lessee occupies and uses the Premises at the Lessee’s sole risk and releases the Lessor to the full extent permitted by law from and against all claims and demands of any kind and from all liability which may arise in respect of any accident, damage, injury or death occurring to any person or property in or about the Premises or the Building or the Land except to the extent that the accident, damage, injury or death arises as a direct result of the negligence or wilful act or default of the Lessor.

9.5	Lessee indemnifies Lessor

The Lessee must keep the Lessor indemnified from and against all claims, demands, actions, liabilities, losses, damages, costs, charges and expenses of any nature which the Lessor may suffer or incur or for which the Lessor may become liable in respect of or arising out of (except to the extent caused or contributed to by the negligence or wilful act of the Lessor):

(a)	the negligent use or misuse by the Lessee and Persons Under the Lessee’s Control of the Premises or the Building or the Land or any of the services to the Premises or the Building or the Land or arising out of any faulty fixture or fitting of the Lessee;

(b)	any accident or damage to or loss of property or injury or death suffered by any person arising from any occurrence in or near the Premises or the Building or the Land to any person or property using or near the Premises or the Building or the Land arising wholly or in part by reason of any act or omission by the Lessee or Persons Under the Lessee’s Control;

(c)	any accident or damage to or loss of property or injury or death suffered by any person from any cause whatever arising wholly or in part by reason of the use of the Premises or the Building or the Land by the Lessee or Persons Under the Lessee’s Control; and

(d)	any breach by the Lessee of any of the Lessee’s obligations under this Lease.

10	Damage or destruction

10.1	Abatement of rent

If the Building is damaged at any time during the Term by fire, lightning, storm, tempest, flood, riots, strikes, malicious damage, aircraft or other aerial devices, explosion, earthquake or other disabling cause so as to render the Premises substantially unfit for the occupation and use of the Lessee or (having regard to the normal means of access to the Premises) substantially inaccessible then and so often as the same happens:

(a)	except where the damage has been caused by the deliberate or negligent act or omission of the Lessee or of any Persons Under the Lessee’s Control:

(i)	the Rent reserved by this Lease including additional rent or a proportionate part of the Rent according to the nature and extent of the damage sustained abates and all or any remedies for recovery of that Rent or that proportionate part of the Rent falling due after the damage are suspended until the Premises have been restored or made fit for the occupation and use of the Lessee or accessible to the Lessee as the case may be;

(ii)	within 14 days of the Premises being rendered unfit or inaccessible the Lessee may serve on the Lessor notice in writing that the Premises have been so rendered unfit or inaccessible as the case may be (Damage Notice) and unless within three months after being served with a Damage Notice the Lessor serves notice in writing on the Lessee that the Lessor will restore the Premises or make them fit for the occupation and the use of or render them accessible to the Lessee as the case may be (such notice being referred to as Restoration Notice) the Lessee may, within one month after the expiration of that period of three months, terminate this Lease by notice in writing to the Lessor; and

(iii)	if the Lessor gives a Restoration Notice to the Lessee and does not, within a reasonable time after the Restoration Notice, restore the Premises or make them fit for the occupation and use of or render them accessible to the Lessee, as the case may be, the Lessee may serve on the Lessor notice of intention to terminate this Lease and unless the Lessor on receipt of that notice proceeds with reasonable expedition and diligence to restore the Premises or make them fit for the occupation and use of or render them accessible to the Lessee as the case may require the Lessee may terminate this Lease by giving not less than one month’s notice in writing to the Lessor and at the expiration of the last mentioned notice this Lease is at an end;

(b)	if in the Lessor’s sole opinion the damage to the Building is such that it is impractical or undesirable to restore the Premises or make them fit for the occupation and use of the Lessee or render them accessible to the Lessee as the case may be then the Lessor may terminate this Lease by giving not less than one month’s notice in writing to the Lessee and at the expiration of that notice this Lease is at an end; and

(c)	no liability attaches to either the Lessor or the Lessee by reason of the termination of this Lease pursuant to clause (a) or (b) but the termination is without prejudice to the rights of either party in respect of any antecedent breach or non-observance of any provision of this Lease.

10.2	Dispute resolution

(a)	Any dispute arising under clause 10.1(a)(i) as to the amount by which the Rent is to abate and as to the duration of the abatement must be determined by an expert valuer selected by mutual agreement between the Lessor and the Lessee who is a Valuer. If the parties are unable to agree on the valuer, either the Lessor or the Lessee may request the president of the API to nominate a Valuer who must make a final determination of the amount by which the Rent reserved is to abate and the duration of the abatement. In making a determination pursuant to this clause the valuer is deemed to be acting as an expert and not as an arbitrator and the costs incurred in having the determination made must be borne equally by the parties.

10.3	Resumption or destruction

If the Premises are taken for any public purpose or are totally destroyed then:

(a)	the Lessor may notwithstanding anything contained or implied in this Lease terminate this Lease by giving not less than one month’s notice in writing to the Lessee and at the expiration of that notice this Lease is at an end;

(b)	except where the destruction has been caused by the act or omission of the Lessee or of any Persons Under the Lessee’s Control, the Lessee may terminate this Lease by giving not less than one month’s notice in writing to the Lessor and at the expiration of that notice this Lease is at an end; and

(c)	no liability attaches to either the Lessor or the Lessee by reason of termination of this Lease pursuant to clause (a) or (b) but any termination is without prejudice to the rights of either party in respect of any antecedent breach of any provision of this Lease.

11	Covenants by Lessor

11.1	Provision of services

If any of the Services:

(a)	are inoperative; or

(b)	fail to function; or

(c)	the Lessor is compelled to shut off or remove any of the Services, by reason of:

(i)	the need to repair or maintain or replace the Services; or

(ii)	the operation of any Laws or Requirements,

the Lessee is not entitled to terminate this Lease by that reason alone nor does the Lessee have any right of action, claim for compensation or damages or claim for abatement of Rent against the Lessor on that account.

11.2	Quiet enjoyment

The Lessee on paying the Rent and other moneys payable to the Lessor and on performing the Lessee’s obligations under this Lease has the right subject to the provisions of this Lease to peaceably possess and enjoy the Premises during the Term without any undue interruption or disturbance from the Lessor.

11.3	Use of Common Parts

Subject to the limitations and restrictions contained in this Lease, the Lessee and the Lessee’s agents, employees and invitees are entitled (in common with other persons authorised by the Lessor) to use the Common Parts for the purposes for which the Common Parts were designed or intended to be used.

12	Rights reserved by Lessor

12.1	Services

The Lessor reserves the right to install, remove, maintain, use, repair, alter and replace pipes, ducts, conduits, cables and wires passing or leading through the Premises or the Building whether within or under a grid system or otherwise and to pass and run water, air, electricity, telecommunications, sewerage, drainage, gas and (without limitation) other services through those pipes, ducts, conduits, cables and wires.

12.2	Rights of entry

The Lessor has the right to enter upon the Premises with all necessary materials and equipment at all reasonable times and on reasonable notice (but at any time and without notice in the case of an emergency):

(a)	to enter and view the state of repair of the Premises and to ascertain whether or not there has been any breach of the terms of this Lease;

(b)	to carry out repairs, alterations, additions or other works to the Premises or to the Building or to any adjacent building;

(c)	to carry out any work required to remedy a defect which is the Lessee’s duty to repair if the Lessee has not, within 21 days (or such lesser time as is reasonable according to the nature of the defect) of the date of receipt by the Lessee of written notice from the Lessor requiring the defect to be repaired, remedied the defect;

(d)	for the purpose of complying with the terms of any Laws affecting the Premises or the Building or the Land or of any Requirements served on the Lessor or Lessee for which the Lessee is not responsible under this Lease or, being responsible, has neglected to comply with;

(e)	if the Premises or the Building are either destroyed or damaged for the purpose of rebuilding or restoration; and

(f)	for the purpose of carrying out any repairs, alterations, additions or other works to the utility or other services provided to the Lessee and/or other Lessees of the Building.

In exercising the Lessor’s rights the Lessor must endeavour to minimise any disturbance caused to the Lessee in its occupation and use of the Premises.

12.3	Lessor’s Agents

The Lessor may appoint agents to exercise its rights and perform its obligations under this Lease. If the Lessor notifies the Lessee that it has done so, the Lessee must deal with the Lessor’s agents as if they were the Lessor in relation to matters delegated to them until the Lessor notifies the Lessee that the agents are no longer the Lessor’s agents for those matters. Communications from the Lessor override those from the agents if they are inconsistent.

12.4	Fire drills and emergencies

The Lessor may require the Lessee to perform fire drills from time to time and observe all necessary and proper emergency evacuation procedures and the Lessee and Persons under the Lessee’s Control must cooperate with the Lessor in performing the drills and procedures. In requiring the Lessee and Persons Under the Lessee’s Control to carry out the drills and procedures the Lessor must endeavour to minimise any disturbance caused by the drills and procedures to the Lessee in the Lessee’s occupation and use of the Premises.

13	Default

13.1	Right to remedy default

The Lessor may elect to remedy at any time without notice any default by the Lessee under this Lease and whenever the Lessor so elects all costs incurred by the Lessor (including legal and other consultants’ reasonable costs on a full indemnity basis) in remedying the default must be paid by the Lessee to the Lessor immediately on demand.

13.2	Rights of re-entry on default

(a)	If at any time during the Term:

(i)	any Rent or other money payable by the Lessee is in arrears for a period of 14 days although no formal demand has been made;

(ii)	default is made by the Lessee in respect of any obligation on the part of the Lessee arising out of any of the provisions of this Lease and the default is continued for 14 days or, in the case of repairs required to be effected by the Lessee, the repairs are not completed within a reasonable time;

(iii)	execution is levied against any of the assets of the Lessee;

(iv)	the Lessee (not being a company) becomes bankrupt or assigns the Lessee’s estate or enters into a deed of arrangement for the benefit of creditors;

(v)	the Lessee (being a company);

(A)	goes into liquidation or provisional liquidation (other than a voluntary liquidation for the purposes of re-organisation with the prior consent of the Lessor);

(B)	is wound up, dissolved or deregistered;

(C)	enters into a scheme of arrangement with the Lessee’s creditors or any class of them;

(D)	is placed under official management;

(E)	has a receiver or manager of any of the Lessee’s assets appointed to it; or

(F)	has an administrator appointed to it,

then the Lessor or any other person authorised by it may determine the estate of the Lessee by re-entering the Premises or any part and may act under clause 7.5(b) in relation to all partitions, equipment, fittings, fixtures, machinery, chattels and other effects found on the Premises.

(b)	The Lessor may act under clause (a):

(i)	despite any prior waiver or failure to take action by it or grant of indulgence to the Lessee in respect of any default whether past or continuing; and

(ii)	without prejudicing its other rights.

13.3	Reduction of Term to monthly tenancy

If the Lessor is entitled to re-enter or determine this Lease the Lessor may at its option by written notice reduce the unexpired residue of the Term to a period of one month and then from month to month on the conditions stated in clause 5.2 in which case the provisions of clause 5.1 have no application and the Lessee has no right to a lease for the further term stated in Item 3 (if any).

13.4	Essential terms

(a)	The following provisions of this Lease are essential terms:

(i)	the provisions on the part of the Lessee as to payment of Rent within the period of 14 days after any of the days appointed for payment of that rent (whether demanded or not); and

(ii)	the provisions on the part of the Lessee contained in clause 6.1, 7.1, 7.3(g), 7.3(h), 7.4(b), 7.4(c), 8.1, 9.1, 15, 16 and 19.1.

Other provisions may also be essential terms.

(b)	If the Lessee:

(i)	breaches an essential term; or

(ii)	repudiates this Lease,

the Lessor may immediately or at any time thereafter (in addition to any other right of the Lessor) terminate this Lease and re-enter the Premises and recover from the Lessee:

(iii)	firstly, rent arrears, and

(iv)	secondly, damages suffered by the Lessor as a result of the breach of the essential term or the Lessee’s repudiation of this Lease including damages suffered by the Lessor as a result of the failure of the Lessee to pay the rent payable pursuant to this Lease and otherwise fully perform all its obligations under this Lease for the remainder of the Term.

(c)	Damages referred to in clause (b) include (in addition to other money which the Lessor is entitled to receive):

(i)	all costs and disbursements incurred in the recovery or attempted recovery of Rent and of possession of the Premises;

(ii)	all costs and disbursements incurred in re-letting or any attempted re-letting and in preparing the Premises for re-letting including marketing and advertising costs, agents commission, costs in cleaning and tidying the Premises, changing locks, removing property and rubbish and restoring the Premises to their condition at the commencement of the Term; and

(iii)	the loss of the benefits and bargain which but for the breach of this Lease by the Lessee or the repudiation of this Lease by the Lessee the due performance by the Lessee of its obligations under this Lease until the expiration of the Term would otherwise have conferred on the Lessor.

(d)	The exercise by the Lessor of the rights of re-entry or termination given to the Lessor under this Lease is in no way capable of conferring on the Lessee a discharge of the Lessee’s obligations under this clause 13.4 and the Lessor’s right to recover damages from the Lessee is not affected or limited by any of the following:

(i)	the Lessee abandoning or vacating the Premises;

(ii)	the Lessor accepting the Lessee’s repudiation;

(iii)	the parties’ conduct constituting a surrender by operation of law; or

(iv)	any combination of the events referred to in this clause 13.4 occurring.

(e)	In this clause the term “rent” unless excluded by the context means the Rent, the Lessee’s Contribution and also the Cleaning Charge and includes interest which may become payable by virtue of the provisions of this Lease so that failure on the part of the Lessee to pay such money within 14 days after any of the days appointed for payment is taken to be a breach by the Lessee of an essential term of this Lease to which the provisions of this clause apply.

13.5	Power of attorney

(a)	The Lessee irrevocably appoints the Lessor and its nominee to be the true and lawful attorney of the Lessee:

(i)	to act at any time after the power to re-enter contained in this Lease has become exercisable or has been exercised (sufficient proof of which is the statutory declaration of an Authorised Officer of the Lessor);

(ii)	to execute and sign a transfer or a surrender of this Lease and to procure it to be registered; and

(iii)	to use the name of the Lessee and generally to do, execute and perform any act, matter or thing relative to the Premises as fully and effectually as the Lessee could do in and about the Premises.

(b)	The Lessee must ratify and confirm everything which the attorney lawfully does or causes to be done in or about the Premises in exercise of the powers given by this clause.

13.6	Incentive refund

(a)	If this Lease does not continue until the Terminating Date for any reason other than the Lessor’s default, the Lessor may notify the Lessee of the Lessor’s determination of the proportion of any Incentive which must be repaid by the Lessee to the Lessor, calculated as follows:

where:

R = the amount to be repaid

I = the amount of the Incentive actually provided in respect of this Lease

TR = the number of months (to the nearest whole month) of the unexpired portion of the Term at the date of termination of this Lease

T = the number of months in the Term

(b)	The Lessee must pay the Lessor the amount notified under paragraph (a) of this clause 13.6 within 7 days after receiving the Lessor’s notice. If the Lessee does not make this payment as required, the Lessor may call on the Bank Guarantee in accordance with clause 15.

(c)	The Lessee acknowledges that:

(i)	a fundamental assumption in the calculation of the Lessor’s Incentive granted by the Lessor to the Lessee in connection with the Lease was that the Lease would continue until the Terminating Date;

(ii)	by entering into the Lease the Lessee represented and warranted to the Lessor that provided there was no default of the Lessor entitling the Lessee to terminate before the Terminating Date the Lease would continue until the Terminating Date;

(iii)	the Lessor will suffer damages in the event that the Lease is terminated before the Terminating Date for reasons other than the default of the Lessor including that the Lessor’s Incentive was calculated on the basis of the assumption set out in clause 13.6(c)(i) and in reliance on the representation and warranty set out in clause 13.6(c)(ii); and

(iv)	the amount “R” represents a genuine pre-estimate of the damage which will be suffered by the Lessor in relation to the Lessor’s Incentive if this Lease does not continue until the Terminating Date for any reason other than due to the default of the Lessor (which acknowledgment is without limitation to any other loss or damage which the Lessor may suffer in connection with the early termination of this Lease and in no way limits the operation of clause 13.4).

14	Guarantee

14.1	Guarantee and indemnity

In consideration of the Lessor at the request of the Guarantor entering into this Lease with the Lessee, the Guarantor:

(a) guarantees to the Lessor that the Guarantor is with the Lessee jointly and severally liable to the Lessor for the due payment of all money to be paid by the Lessee under this Lease and the due performance and observance by the Lessee of all the provisions of this Lease on the part of the Lessee to be performed or observed; and

(b) indemnifies the Lessor and agrees at all times to keep the Lessor indemnified from and against all claims, demands, actions, liabilities, losses, damages and costs which the Lessor may suffer or incur in consequence of any breach or non-observance of any of the provisions of this Lease on the part of the Lessee to be performed or observed.

14.2	Indemnity not affected

The Guarantor is and remains liable to the Lessor under the indemnity in clause 14.1(b) even if:

(a) as a consequence of the breach or non-observance the Lessor has exercised any of its rights under this Lease including its right of re-entry;

(b) the Lessee (being a company) may be wound up or dissolved or (being a natural person) may be declared bankrupt; and

(c) the guarantee given by the Guarantor may for any reason whatever be unenforceable either in whole or in part.

14.3	Default by Lessee

On any default or failure by the Lessee to observe or perform any of the provisions of this Lease, the Guarantor must immediately on demand by the Lessor pay the Rent and other money payable by the Lessee under this Lease and make good to the Lessor all losses and costs sustained or incurred by the Lessor by reason of or in consequence of any such default or failure by the Lessee in the payment of Rent or other money or in performing or observing any of the provisions of this Lease without the necessity of any prior demand having been made on the Lessee.

14.4	Liability not affected by rights of Lessor

The liability of the Guarantor under this clause 14 is not affected by the granting of time or any other indulgence to the Lessee or by the compounding, compromise, release, abandonment, waiver, variation or renewal of any of the rights of the Lessor against the Lessee or by any neglect or omission to enforce those rights or by any other thing which under the law relating to sureties would or might but for this provision release the Guarantor in whole or in part from the Guarantor’s obligations under this clause 14.

14.5	Guarantor as primary debtor

Notwithstanding that as between the Guarantor and the Lessee the Guarantor may be a surety only nevertheless as between the Guarantor and the Lessor the Guarantor is deemed to be a primary debtor and contractor jointly and severally with the Lessee.

14.6	Guarantor waives rights

To the fullest extent permitted by law the Guarantor waives such of its rights as surety or indemnifier (legal, equitable, statutory or otherwise) which may at any time be inconsistent with any of the provisions of this clause 14.

14.7	Guarantee not contingent

The covenants and agreements made or given by the Guarantor are not conditional or contingent in any way or dependent on the validity or enforceability of the covenants and agreements of any other person and are and remain binding notwithstanding that any other person has not executed or duly executed this Lease or consented to or agreed to be bound by this clause 14.

14.8	Option for renewal

If this Lease contains an option for renewal for a further lease and the Lessee exercises the option then the Guarantor guarantees the obligations of the Lessee under the further lease and indemnifies the Lessor in respect of the further lease in the terms of this clause 14.

14.9	Obligations continue until payment of monies in full

The obligations of the Guarantor under this clause 14 continue to remain in force until all Rent or other money payable pursuant to this Lease have been paid and until all other obligations and indemnities have been performed, observed and satisfied and the obligations are not reduced or affected by any notice to quit given by either party to this Lease or the expiration or earlier termination of the Term or the death, insolvency, liquidation or dissolution of the Lessee or the Guarantor or either of them.

14.10	Statutory avoidance

Any payment made to the Lessor and later avoided by any statutory provision is deemed not to have discharged the Guarantor’s liability and in any such event the Lessor, the Lessee and the Guarantor are to be restored to the rights which each respectively would have had if the payment had not been made.

14.11	Disclaimer

The Guarantor must indemnify and keep indemnified the Lessor against all losses, claims, costs, expenses, damages or obligations direct or indirect sustained or incurred by the Lessor consequent upon any disclaimer of this Lease by a liquidator of the Lessee for the residue of the Term which would have remained if there had been no disclaimer.

14.12	Guarantor must not prove or claim

The Guarantor must not prove or claim in any liquidation, composition, arrangement or assignment until the Lessor has received one hundred cents in the dollar in respect of the moneys due, owing or payable by the Lessee to the Lessor and the Guarantor must hold in trust for the Lessor such proof and claim and any dividend received.

14.13	Guarantor’s obligations joint and several

Where there is more than one person which together constitute the Guarantor to this Lease the obligations and liabilities of each and every person is to be joint and several.

14.14	Application of clause

In this clause the words “this Lease” includes any agreement for lease, common law tenancy at will or equitable lease or other tenancy which may exist or arise between the Lessor and the Lessee in relation to the Premises whether it incorporates all of the terms of this document or not.

15	Bank Guarantee

15.1	Delivery of Bank Guarantee

If an amount is shown in Item 10, the Lessee must on or before the signing of this Lease deliver to the Lessor a Bank Guarantee containing such provisions as are acceptable to the Lessor (including those set out in clause 15.2 below) and which the Lessor may determine in its absolute discretion.

15.2	Bank Guarantee Requirements

The Bank Guarantee must be for the amount specified in Item 10 and must (unless the Lessor in its absolute discretion waives any of the requirements):

(a)	be expressed as being unconditional and irrevocable;

(b)	be drawn on an Australian Bank (approved by the Lessor);

(c)	be in favour of the Lessor;

(d)	have no terminating date; and

(e)	have no prohibition on assignment of the bank guarantee by the Lessor; and

(f)	otherwise be in a form acceptable to the Lessor, acting reasonably.

15.3	Replacement Bank Guarantee

On each date on which the Rent increases, the amount set out at Item 10 will increase by the same proportion that the Rent payable by the Lessee before the increase bears to the Rent payable by the Lessee after the increase, and accordingly the Lessee must provide either:

(a)	a replacement Bank Guarantee; or

(b)	a supplemental Bank Guarantee.

15.4	Lessor’s recourse

The Lessor may at any time and from time to time have recourse to the Bank Guarantee and may apply any money paid under the Bank Guarantee on account of Rent or other money payable by the Lessee pursuant to the provisions of this Lease to compensate it for or indemnify it against the consequences of any breach by the Lessee of any provision of this Lease.

15.5	Lessee’s acknowledgments

The Lessee acknowledges and agrees that:

(a)	subject to clause 15.4, the Lessor may claim (and the Bank must make) payment under the Bank Guarantee without reference to the Lessee and despite any objection, claim or direction by the Lessee to the contrary; and

(b)	the rights of the Lessor pursuant to this clause do not derogate from the other rights available to the Lessor under this Lease, at law and in equity in relation to any default of the Lessee pursuant to the terms of this Lease.

15.6	Deficiencies in Bank Guarantee

On each occasion the Lessor has recourse to the Bank Guarantee, the Lessor may give a notice to the Lessee requiring the Lessee to top up the Bank Guarantee in relation to the call (and any previous calls) made by the Lessor (deficiency). Within seven days of receipt by the Lessee of the Lessor’s notice the Lessee must:

(a)	provide evidence to the Lessor’s satisfaction of the reinstatement of the existing guarantee to the full amount before the occurrence of the deficiency; or

(b)	provide to the Lessor a supplemental Bank Guarantee equal to the amount of the deficiency, and the terms of this clause apply (with the necessary changes being made) in relation to that supplemental Bank Guarantee.

15.7	Bank Guarantee deemed Security Deposit

If at any time the Bank which provides the Bank Guarantee elects to pay to the Lessor the amount secured by the Bank Guarantee in lieu of continuing to provide the Bank Guarantee, the amount so paid by the Bank is deemed to be a Security Deposit and the provisions of clause 16 apply.

15.8	Sale of Land or Building

If the Land or the Building is transferred, the Lessee must at the request of the new Lessor, provide a replacement bank guarantee (in the form of the Bank Guarantee) in favour of the new Lessor in exchange for the original Bank Guarantee.

16	Security Deposit

16.1	Delivery of Security Deposit

If an amount is shown in Item 11, the Lessee must on or before the signing of this Lease deliver to the Lessor a bank cheque made payable to the Lessor (or as the Lessor may direct) for the amount specified in Item 11 as security for the performance by the Lessee of the Lessee’s obligations under this Lease.

16.2	Holding of Security Deposit

The Lessor must deposit the Security Deposit with a Bank chosen by the Lessor; however the Lessor incurs no liability to the Lessee if the Security Deposit is lost through failure of the Bank in which it is held.

16.3	Replacement of Security Deposit

On each date on which the Rent increases, the amount set out at Item 11 will increase by the same proportion that the Rent payable by the Lessee before the increase bears to the Rent payable by the Lessee after the increase, and accordingly the Lessee must promptly deliver to the Lessor a bank cheque made payable to the Lessor (or as the Lessor may direct) for that additional amount.

16.4	Lessor’s recourse

The Lessor may at any time and from time to time have recourse to the Security Deposit and may apply any of the Security Deposit on account of Rent or other money payable by the Lessee pursuant to the provisions of this Lease to compensate it for or indemnify it against the consequences of any breach by the Lessee of any provision of this Lease.

16.5	Lessee’s acknowledgments

The Lessee expressly acknowledges and agrees that:

(a)	subject to clause 16.4, the Lessor may have recourse to the Security Deposit without reference to the Lessee and despite any objection, claim or direction by the Lessee to the contrary; and

(b)	the rights of the Lessor pursuant to this clause do not derogate from the other rights available to the Lessor under this Lease, at law and in equity in relation to any default of the Lessee pursuant to the terms of this Lease.

16.6	Deficiencies in Security Deposit

On each occasion the Lessor has recourse to the Security Deposit, the Lessor may give a notice to the Lessee requiring the Lessee to top up the Security Deposit in relation to the amount appropriated by the Lessor (deficiency). Within seven days of receipt by the Lessee of the Lessor’s notice the Lessee must immediately deliver to the Lessor a bank cheque made payable to the Lessor (or as the Lessor may direct) in the amount of the deficiency.

16.7	Bank cheque

In this clause “bank cheque” means an unendorsed cheque that is not post dated or stale drawn on its own funds by a Bank.

17	Miscellaneous

17.1	Costs

In addition to the rent and other moneys reserved by this Lease the Lessee must pay:

(a)	registration fees and the cost of registering the Lease excluding mortgagee consent fees and production fees; and

(b)	all costs charges and expenses for which the Lessor becomes liable in consequence of or in connection with any breach or default by the Lessee in the performance or observance of any of the provisions of this Lease (including all solicitors and other consultants’ reasonable fees on a full indemnity basis).

The Lessor and Lessee must pay their own legal costs associated with the preparation and negotiation of the Lease.

17.2	“For Sale” and “To Let” notices

The Lessee must at all reasonable times permit the Lessor to exhibit the Premises to prospective tenants or purchasers and to affix and exhibit such “For Sale” notices as the Lessor thinks fit and must, during the period of four months before the Terminating Date (except if the Lessee has exercised an option to renew and is entitled to a further lease of the Premises), allow the Lessor to affix and exhibit such “To Let” notices as the Lessor thinks fit.

17.3	Service of notices

(a)	Any notice or other document required to be served or given under this Lease on or to the Lessee may be served or given:

(i)	by delivery to the address or email address as set out in Item 12;

(ii)	by leaving it at the Premises or the last known place of abode or the last known place of business of or (where the person to be served is a corporation) at the registered office of the person to be served;

(iii)	by sending it by certified post or security post addressed to any of the places referred to in clause 17.3(a)(ii);

(iv)	by sending it by means of any document exchange service of which the person to be served is a member;

(v)	by sending it by facsimile machine to the facsimile machine of the person to be served; or

(vi)	by sending it to the email address of the person to be served.

(b)	Any notice or other document required to be served or given under the Lease on or to the Lessor may be served or given:

(i)	by delivery to the address or email address as set out in Item 13;

(ii)	by leaving it at the last known place of business of or (where the Lessor is a corporation) at the registered office of the Lessor;

(iii)	by sending it by certified post or security post addressed to any of the places referred to in clause 17.3(b)(i);

(iv)	by sending it by means of any document exchange service of which the Lessor is a member;

(v)	by sending it by facsimile machine to the Lessor’s facsimile machine; or

(vi)	by sending it by email to the Lessor’s email address.

(c)	Any notice or other document when given or served by any of the methods mentioned in clause (a)(iii) or (a)(iv) or (b)(iii) or (b)(iv) is taken to have been given or served and received the second business day following the date of posting or delivery at the document exchange;

(d)	Any notice sent by facsimile machine is taken to have been served at the time and on the day that the whole of the notice or communication has been transmitted from the sending facsimile machine and the answerback of the receiving machine has been received by the sending machine;

(e)	Any notice sent by email is taken to have been served at the time of receipt as provided in section 13A of the Electronic Transactions Act 2000 (NSW);

(f)	Any notice, approval, certificate, consent or other communication in connection with this Lease may be given by the relevant party or an Authorised Officer of the relevant party.

17.4	Party other than Lessor entitled to rents

If a person other than the Lessor becomes entitled to receive the Rent either by operation of law or otherwise the Lessee must allow that person the benefit of all covenants and agreements on the part of the Lessee under this Lease and the Lessee at the cost of the Lessor must enter into such covenant with that other person in that regard as the Lessor may reasonably require.

17.5	Lessee not to reduce its obligations

The Lessee must not without the written consent of the Lessor by any act, matter or deed or by any failure or omission, impair, reduce or diminish directly or indirectly the Rent or impose or cause or permit to be imposed on the Lessor any liability of the Lessee under or by virtue of this Lease even though entitled to do so whether by statute, ordinance, proclamation, order, regulation or moratorium (present or future) or otherwise.

17.6	Lessee assumes risk

Whenever the Lessee is obliged or required or authorised under this Lease to do or effect any act, matter or thing then the doing or effecting of that act, matter or thing is, unless this Lease expressly provides otherwise, at the sole risk and expense of the Lessee.

17.7	Lessor’s statement prima facie evidence

In the absence of manifest error on its face, any statement by the Lessor or the Lessor’s agent certifying the amount payable by the Lessee under any of the provisions of this Lease is prima facie evidence of the amount payable.

17.8	Whole of agreement

The provisions of this Lease comprise the entire agreement as concluded between the parties despite any negotiations or discussions held or documents signed or brochures produced or statements made before this Lease was entered into. The Lessee warrants that it has not been induced to enter into this Lease by any representation (verbal or otherwise) made by or on behalf of the Lessor which is not included in this Lease or a document identified in this Lease and initialled by the parties.

18	GST

18.1	Definitions

In this clause 18:

(a)	GST Law has the meaning given in the A New Tax System (Goods and Services Tax) Act 1999 (Cth); and

(b)	terms used in this clause which are not defined in this Lease, but which are defined in the GST Law, have the meanings given in the GST Law.

18.2	Consideration GST exclusive

Unless otherwise stated in this clause, amounts payable, and consideration to be provided, in connection with this Lease exclude GST.

18.3	Payment of GST

If GST is payable on a supply made in connection with this Lease, the recipient must pay the supplier an amount equal to the GST payable on that supply at the time the recipient pays or provides consideration for the supply.

18.4	Tax invoice

The supplier must give a tax invoice to the recipient no later than the time when the recipient is required to pay or provide consideration for the supply.

18.5	Adjustment event

If an adjustment event arises in connection with a supply made in connection with this Lease:

(a)	the supplier must recalculate the GST payable to reflect the adjustment event;

(b)	the supplier must give the recipient an adjustment note as soon as reasonably practicable after the supplier becomes aware of the adjustment event; and

(c)	the adjustment amount must be paid without delay either by the recipient to the supplier or by the supplier to the recipient as the case requires.

18.6	Reimbursements

Where a party (first party) must pay to another party (other party) an outgoing of the other party, the amount payable is the sum of:

(a)	the amount of the outgoing less any input tax credit in respect of it to which the other party, or its GST group representative member, is entitled; and

(b)	if the amount payable is subject to GST, an amount equal to that GST.

19	Premises as a Strata Lot

19.1	Lease Subject to Strata Act

(a)	The provisions of this Lease are to be construed subject to the obligations and limitations from time to time placed on the Lessor and the Lessee under the Strata Act.

(b)	Without limitation:

(i)	in the event of a conflict, the Lessee’s rights under this Lease are subject to the rights of the owners’ corporation (and any other person) under the Strata Act;
(ii)	the Lessor’s ability to perform its obligations under this Lease is limited by and subject to the provisions of the Strata Act;

(iii)	if the Lessor has an obligation under this Lease and under the Strata Act the owners’ corporation is required to perform the relevant function or to otherwise satisfy that obligation then for the purpose of this Lease, the Lessor is taken to have complied with that obligation if it uses reasonable endeavours to compel the owners’ corporation to perform the relevant function or to otherwise satisfy that obligation; and

(iv)	the Lessor’s obligation to use reasonable endeavours under paragraph (iii) of this clause 19.1(b) does not require the Lessor to commence or maintain proceedings in any court or tribunal.

(c)	The Lessee must comply with:

(i)	the Strata Act;

(ii)	the By-Laws;

(iii)	the Strata Documents; and

(iv)	any orders made under the Strata Act,

to the extent that the same relates to the Premises or the Lessee’s use of the Common Parts or the Land provided that the Lessee is under no liability in respect of any structural alteration or structural repair unless the repair or alteration is necessitated by or arises out of the negligence or wilful act of the Lessee or Persons Under the Lessee’s Control or arises out of any breach by the Lessee of this Lease or arises out of the Lessee’s use or occupation of the Premises.

19.2	Strata Notices

The Lessee must promptly:

(a)	notify the Lessor upon becoming aware of any matters pertaining to the owners’ corporation affecting the Premises in any way; and

(b)	forward to the Lessor copies of any written notifications from the owners’ corporation which come into the Lessee’s possession.

19.3	Consent of owners’ corporation

(a)	The Lessee acknowledges that if any consent or approval is required by the Lessor under this Lease, the consent or approval of the owners’ corporation may also be required, and the Lessor may withhold its consent or approval if the consent or approval of the owners’ corporation is withheld.

(b)	The Lessor must use reasonable endeavours to obtain the consent or approval of the owners’ corporation (where required) to any consent or approval applied for by the Lessee where, but for this clause 19, the Lessor would be required to consent to or approve the application but the Lessor is not required to commence or maintain proceedings in any court or tribunal.

19.4	Repairs to the Premises

(a)	Where under this Lease the Lessee is required to effect a repair or carry out works, the responsibility for which rests with the owners’ corporation, then in lieu of the Lessee effecting the repair or carrying out the works, the must pay to the owners’ corporation (or reimburse the Lessor where it has paid) the cost of effecting the repair or carrying out the works or such part of it as the owners’ corporation may require to be paid or contributed to by the Lessor or the Lessee.

(b)	The payment referred to in clause 19.4(a) is to be made within 7 days of receipt of a notice from the Lessor specifying the amount required and identifying the repair or other works to which the payment relates.

19.5	Lessor’s Obligations

The Lessor must:

(a)	comply with the financial and other obligations to the owners’ corporation as owner of the Premises; and

(b)	forward to the Lessee any correspondence, notice, demand or order from the owners’ corporation, a lot owner or any other authority or person relating to or affecting the use or occupation of the Premises or the Lessee’s conduct.

19.6	Insurance

The Lessee’s obligation and conduct under this Lease regarding the Lessor’s insurances extend to the owners’ corporation’s insurances in respect of the owners’ corporation’s property.

20	Rent Incentive

20.1	Definitions

In this clause 20, Rent Concession means an amount equivalent to 4 months the Rent payable under this Lease annualised over the first 12 months.

Reduced Rent means the Rent payable under this Lease less the Rent Concession which is $102,000.00 excluding GST.

20.2	Rent Concession

(a)	Subject to clause 20.3, the Lessor acknowledges that the Lessee is entitled to the Rent Concession and will take that Rent Concession by paying the Reduced Rent for the first 12 months with effect from the Commencement Date but subject to the rent free period referred to in clause 20.3.

(b)	The Lessee must continue to pay the Cleaning Charge and any other amounts payable under this Lease during the first 12 months.

20.3	Rent Free Period

Despite any other provision of this Lease the Lessee is not required to pay Rent for the period starting on the Commencement Date and ending 14 days later (Rent Free Period).

20.4	Suspension of Rent Concession

If the Lessee is in breach of this Lease and has failed to remedy that breach within 5 business days of receipt of a notice from the Lessor to do so (“Default Notice”) the Rent Concession and the Rent Free Period will cease to apply until the date that the Lessee remedies the default.

20.5	Clause not to be included in renewal

This clause 20 does not apply to and must not be included in any renewal of this Lease.

21	Lessee’s Works

21.1	Lessee’s Fitout Works

The Lessor acknowledges that the Lessee intends to remove the glass partitions/walls between the two south west offices in the Premises during the Rent Free Period as part of the Lessee’s fitout of the Premises (Fitout Works).

21.2	Lessor’s Approval

(a)	The Lessor approves the Fitout Works for the purposes of clause 7.4 of this Lease.

(b)	The Lessee is required to comply with the provisions of clause 7.4 in relation to the Fitout Works except the requirement to obtain the Lessor’s approval to the Fitout Works which is given under this clause.

21.3	Clause 7 to apply in all other circumstances

The exception referred to in clause 21.2 only applies to the Fitout Works and the Lessee is required to comply with clause 7.4 in full if it carries out other alterations or additions to the Premises during the Term.

21.4	Clause not to apply to any further lease

This clause does not apply to any renewal of this lease.

22	Lessor’s Obligations

22.1	Servicing the Air Conditioning Unit

Prior to the end of the Rent Free Period the Lessor must at its cost service the Air Conditioning Unit and provide the Lessee with confirmation that the Air Conditioning Unit has been serviced.

22.2	Clause not to be included in renewal

This clause 22 does not apply to and must not be included in any renewal of this Lease.

23	COVID – 19 ACKNOWLEDGEMENT

23.1	Lessee’s acknowledgement

The Lessee acknowledges that this lease has been entered into after the commencement of the Retail and Other Commercial Leases (COVID-19) Regulation 2021 and the regulation does not apply to this lease.

EXECUTED AS A DEED

Certified correct for the purposes of the Real Property Act 1900 by the corporation named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Executed by Amirbeaggi Investments Pty Limited ACN 120 135 944 in accordance with section 127 of the Corporations Act:	) ) )

/s/ Shabnam Amirbeaggi
Director/Secretary		Director/Secretary

Shabnam Amirbeaggi
Name of Director/Secretary		Name of Director/Secretary

/s/ Jarrod White	/s/ Niall CE Cairns

Certified correct for the purposes of the Real Property Act 1900 by the corporation named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Executed by Bankruptcy Solutions Pty Limited ACN 100 184 816 in accordance with section 127 of the Corporations Act:	) ) )

/s/ Nicholas Crouch
Director/Secretary		Director/Secretary

Nicholas Crouch
Name of Director/Secretary		Name of Director/Secretary

Certified correct for the purposes of the Real Property Act 1900 by the corporation named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Executed by CardieX Limited ACN 113 252 234 in accordance with section 127 of the Corporations Act:	) ) )

/s/ Jarrod White		/s/ Niall CE Cairns
Director/Secretary		Director/Secretary

Jarrod White		Niall CE Cairns
Name of Director/Secretary		Name of Director

/s/ Shabnam Amirbeaggi	/s/ Nicholas Crouch

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